Exhibit 8.1

                              List of Subsidiaries

         The following is a list of the significant subsidiaries of CEMEX, S.A. de C.V., including the name of each subsidiary and its country of incorporation:


     CEMEX Mexico, S.A. De C.V...........................   Mexico
     Empresas Tolteca De Mexico, S.A. De C.V..............  Mexico
     Centro Distribuidor De Cemento, S.A. De C.V..........  Mexico
     CEMEX International Finance Company..................  Ireland
     CEMEX Trademarks Holding Ltd.........................  Switzerland
     CEMEX Trademarks Worldwide Ltd.......................  Switzerland
     Mexcement Holdings, S.A. De C.V......................  Mexico
     Sunward Acquisitions N.V.............................  Netherlands
     Sunward Holdings  B.V................................  Netherlands
     New Sunward Holding B.V..............................  Netherlands
     CEMEX Espana, S.A....................................  Spain
     CEMEX Caracas Investments B.V........................  Netherlands
     CEMEX Colombia, S.A..................................  Colombia
     CEMEX Corp...........................................  United States (DE)
     CEMEX, Inc...........................................  United States (LA)
     CEMEX Hungary Kft....................................  Hungary